UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2005

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Excelsior Blvd., Minneapolis, MN		55426-4517
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (952) 930-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02:        DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d)           On June 14, 2005, the Board of Directors of Appliance Recycling Centers of America, Inc. (the “Company”) increased the number of directors from three (3) to five (5) and elected W. William Bednarczyk and Albin S. Dubiak to be members of the Board of Directors to serve until the next annual meeting of the shareholders.  At the date of this report, no determination has been made as to committees of the Board of Directors to which the new directors may be named.

On December 31, 2004, the Company sold 1,150,000 shares of common stock in a private placement at a price of $3.00 per share.  Mr. Bednarczyk purchased 270,000 shares of common stock in that private placement.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(c)           Exhibits:

Exhibit 99.1       News Release dated June 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIANCE RECYCLING CENTERS OF AMERICA, INC.
(Registrant)

Date: June 20, 2005	By:	/s/ Linda Koenig
Linda Koenig, Chief Financial Officer